16140 SAND CANYON AVE., SUITE 100
                                                        IRVINE, CALIFORNIA 92618

HALL&COMPANY Certified Public Accountants, Inc.            (949) 910-HALL (4255)
TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES             FAX (949) 910-4256





March 10, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Advance Nanotech, Inc., which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Advance Nanotech, Inc. dated March 13, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Sincerely,

/s/ Hall & Company
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Hall & Company